Exhibit 21.1

Subsidiaries of the Registrant

The following table provides a listing of the direct and indirect operating subsidiaries of the Registrant as of May 15, 2012, the percent of voting stock held by the Registrant, and the jurisdiction of incorporation or organization in which each subsidiary was incorporated or organized.

Subsidiaries of the Registrant	Jurisdiction of Incorporation or Organization	Percentage Voting Stock Held by Registrant

Farmers Bank & Capital Trust Company	Kentucky	100%
United Bank & Trust Company, Versailles, Kentucky	Kentucky	100%
First Citizens Bank	Kentucky	100%
Citizens Bank of Northern Kentucky, Inc.	Kentucky	100%
FCB Services, Inc.	Kentucky	100%
FFKT Insurance Services, Inc.	Kentucky	100%
EKT Properties, Inc.	Kentucky	100%
Farmers Capital Bank Trust I	Delaware	100%
Farmers Capital Bank Trust II	Delaware	100%
Farmers Capital Bank Trust III	Delaware	100%

Leasing One Corporation (1)	Kentucky
Farmers Bank Realty Co. (1)	Kentucky
EG Properties, Inc. (1)	Kentucky
Farmers Capital Insurance Corporation (1)	Kentucky
FORE Realty, LLC (1)	Kentucky
Farmers Fidelity Insurance Agency, LLP (2)	Kentucky
Austin Park Apartments, LTD (3)	Kentucky
Frankfort Apartments II, LTD (4)	Kentucky
ENKY Properties, Inc. (5)	Kentucky
EGT Properties, Inc. (6)	Kentucky
NUBT Properties, LLC (7)	Kentucky
Flowing Creek Realty, LLC (8)	Indiana
St. Clair Properties, LLC (9)	Kentucky
HBJ Properties, LLC (10)	Kentucky

1 A wholly-owned subsidiary of Farmers Bank & Capital Trust Company (“Farmers Bank”).
2 A fifty percent (50%) owned LLP of Farmers Capital Insurance Corporation.
3 Farmers Bank has a 99% limited interest in this partnership.
4 Farmers Bank has a 99.9% limited interest in this partnership.
5 A wholly-owned subsidiary of Citizens Bank of Northern Kentucky, Inc.
6 A wholly-owned subsidiary of United Bank & Trust Company.
7 EGT Properties, Inc. holds an 83% member interest and ENKY Properties, Inc. holds a 17% member interest.
8 NUBT Properties, LLC holds a 67% member interest and the remaining 33% interest is held by unrelated third parties.
9 Farmers Bank has a 95% limited interest in this partnership.
10 A wholly-owned subsidiary of First Citizens.